EXHIBIT 10.243.1
AMENDMENT TO EMPLOYMENT AGREEMENT
January 18, 2006
Stephen Appel
10 Wood Hollow Drive
Westhampton, New York 11977
Dear Stephen:
     Reference is made to the Employment Agreement dated as of January 1, 2004 (the “Agreement”) by and between Paxson Communications Management Company, Inc. (“Paxson”) and Stephen Appel (“Employee”). Capitalized terms used and not otherwise defined herein have the respective meanings assigned thereto in the Agreement.
     Effective for the 2006 fiscal year and each fiscal year thereafter, the first sentence of the Section entitled “Annual Bonus” contained in Schedule I to the Agreement is hereby amended by deleting the phrase “81.8%” in line 2 thereof and by inserting the phrase “100%” in lieu thereof.
     All other terms and conditions of the Agreement remain the same. If the foregoing correctly sets forth your understanding of our intentions with respect to the matters set forth above, please indicate by executing a copy of this amendment as provided below and returning the same to us.

Paxson Communications Management Company, Inc.
By /s/ R. Brandon Burgess
Name:	R. Brandon Burgess
Title:	Chief Executive Officer

Accepted and Agreed as of this 23rd
day of January, 2006:
/s/ Stephen Appel

Stephen Appel